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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-98314, 33-98316, 33-98318, 33-98320,
33-99464, 33-99466, 33-99470, 333-04008, 333-82811, 333-88029, 333-92021,
333-91891, 333-39566, 333-39562, 333-39568 and 333-54136), on Form S-4 (Nos.
333-79351 and 333-34802) and on Form S-3 (Nos. 333-92157 and 333-35910) of
PSINet Inc. of our report dated April 16, 2001 relating to the consolidated financial statements and the financial statement schedule, which appears in this Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP

Washington, D.C.
April 16, 2001